                         REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of ______________, 2000, between Perficient, Inc., a Delaware corporation (the "Company), and the individuals listed on the signature page hereto (each, a "Holder" and, collectively, the "Holders").

          WHEREAS, the Company, the Holders, Perficient Compete, Inc. and Compete Inc. are parties to that certain Agreement and Plan of Merger dated as of February 16, 2000 (the "Merger Agreement"); and

          WHEREAS, as a condition to the consummation of the transactions contemplated by the Merger Agreement, the Company has agreed to grant the Holders the rights provided hereunder with respect to the shares of its common stock, par value $0.001 per share ("Common Stock"), issued by the Company to the Holders in accordance with the terms and subject to the conditions of the Merger Agreement.

          NOW, THEREFORE, the parties have agreed as follows:

          1.   Definitions.
               -----------

               (a) The term "Commission" means the Securities and Exchange Commission.

               (b) The term "Other Securities" means at any time those shares of Common Stock which do not constitute Primary Securities or Registrable Securities.

               (c) The term "Person" means a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (by conversion or otherwise, but disregarding any legal or other restrictions upon the exercise of such right), whether or not such acquisition has actually been effected.

               (d) The term "Primary Securities" means at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

               (e) The term "Registrable Securities" means the Common Stock issued to Holders pursuant to the Merger Agreement. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) all of such securities may be distributed by a Holder to the public pursuant to Rule 144(k) (or any successor provision) under the Securities Act within a thirty (30) day period, (c) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, or (d) such securities shall have ceased to be outstanding.

               (f) The term "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing and NASD fees, all stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort letters" required by or incident to such performance and compliance, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of any Holder's Registrable Securities pursuant to the shelf registration statement and the expenses of any separate fees for counsel for such Holder, provided
                                                                   --------
that, in any case where Registration Expenses are not to be borne by the
----
Company, such expenses shall not include salaries of the Company's personnel or general overhead expenses of the Company, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

               (g) The term "Securities Act" means the Securities Act of 1933, as amended, or any successor law.

               (h) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Merger Agreement.


          2.   Certain Rights of the Holders.
               -----------------------------

               (a)  Demand Registration.
                    -------------------

                    (1) At any time and from time to time beginning on the one-year anniversary of the Closing Date (as defined in the Merger Agreement) and ending on the ten-year anniversary of such Closing Date, any Holder(s) holding no less than fifty percent (50%) of the Registrable Securities (or, with respect to a second Demand Registration hereunder, fifty percent (50%) of the remaining Registrable Securities), shall have the right to require the Company to file a registration statement under the Securities Act covering all or any part of their respective Registrable Securities, by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holder(s), a price range acceptable to such Holder(s) for the sale of such Registrable Securities and the intended method of distribution thereof. All such requests pursuant to this Section 2(a) are referred to herein as "Demand Registration Requests" and the registrations
                           ----------------------------
so requested are referred to herein as "Demand Registrations" and, with respect
                                        --------------------
to any Demand Registration, the Holder(s) making such demand for registration being referred to as the "Initiating Holder". As
                          -----------------
promptly as practicable, but no later than 10 Business Days after receipt of a Demand Registration Request, the Company shall give written notice (the
"Demand Exercise Notice") of such Demand Registration Request to all Holders
 ----------------------
of record of Registrable Securities. Upon receipt of the Demand Exercise Notice, each Other Holder shall have 10 Business Days from the date of receipt to deliver a written request to the Company asking that such Other Holder's Registrable Securities be included in the registration statement. Such written request by the Other Holder shall include the number of Registrable Securities held by such Other Holder that he desires to be included in the registration statement. The Company shall include in a Demand Registration (i) the Registrable Securities of the Initiating Holder, (ii) the Registrable Securities of any Other Holders that shall have made a written request to the Company for inclusion thereof in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Other Holders) within 30 days after the receipt of the Demand Exercise Notice and the Primary Securities and Other Securities of the Company requested to be included in such registration by holders of such Other Securities and (iii) any Primary Securities the Company wishes to register.

          The Company shall, as expeditiously as practicable following a Demand Registration Request, use its best efforts to (i) prepare, file and cause to become effective registration of the Registrable Securities on Form S-1, Form SB-2 or Form S-3 (if available) or any successor form promulgated by the SEC pursuant to this Section 2(a)(A), and (ii) if requested by the Initiating Holder, request acceleration of the effective date of the registration statement relating to such registration.

                    (2) The rights of Holders of Registrable Securities to request Demand Registrations pursuant to this Section 2(a) are subject to the following limitations:

                    (i) the Company shall not be required to take any action to effect any Demand Registration after it has effected two
                    (2) such registrations pursuant to this Section 2 (a), and such registrations have been declared or ordered effective; provided, if the number of Registrable Securities requested
                    --------
                    to be included in such registration exceeds the number which, in the opinion of the managing underwriter, can be sold in such offering within a price range acceptable to the Initiating Holder and as a result only a pro rata portion of the Initiating Holder's Registrable Securities representing less than seventy five percent (75%) of the Registrable Securities of the Initiating Holder requested by such Initiating Holder for inclusion are included in the registration and underwriting pursuant to Section 2(a)(C), then such registration shall not be deemed to be a Demand Registration under this Section 2(a);

                    (ii) the Company shall not be required to take any action to effect any Demand Registration within the 90-day period following the effective date of a previous Demand Registration; and

                    (iii) If the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company (including to any material proposed or planned material transaction involving the Company) and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than 90 days after receipt of the request from the Holder under this Section 2(a); provided, however, that the Company shall not utilize this right more than once in any twelve month period. In such event, the Holders requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Company will pay all Registration Expenses in connection with such registration.

                    (3)    In the event that a registration pursuant to this
Section 2(a) is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 2(a)(1) above. In such event, the right of any Holder to registration pursuant to this Section 2(a) shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2(a)(3), and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

          The Company shall (together with all Holders proposing to distribute their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by the holders of a majority of the Registrable Securities covered by such registration statement, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 2(a)(3), if the managing underwriter of any underwritten offering shall advise the Holders participating in a Demand Registration that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Initiating Holder, then the Initiating Holder shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement and such action will not count as a Demand Registrtion. If a requested registration pursuant to this
Section 2(a) involves an underwritten offering and the managing underwriter advises the Company that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Initiating Holder, then the Company shall so advise all holders of Registrable Securities and the number of shares of securities that may be included in the registration and underwriting shall be allocated among all holders thereof in proportion, as nearly as practicable, to the respective amounts of securities that were to be registered by such holders. In the event that the number of Registrable Securities and Other Securities requested by all holders thereof to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration a number of Primary Securities that the Company proposes to sell up to the number of securities that, in the opinion of the managing underwriter, can be sold in such offering within a price range acceptable to the Initiating Holder. In the event that the number or amount of securities sold by holder(s) of Registrable Securities exercising Demand Registration rights pursuant to this paragraph shall be less than 75% of the Registrable Securities as to which such Holder(s) requested registration pursuant to this paragraph by reason of sales by other Persons as set forth in paragraph, then such registration shall be deemed to be a registration pursuant to paragraph 2(b) (and the provisions of paragraph 2(b) shall apply and not the provisions of paragraph 2(a)) and the holder(s) exercising Demand Registration rights pursuant to this paragraph 2(a) shall be deemed not to have exercised such rights. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any holder to the nearest 100 shares.

          (b)  Piggyback Registration.  (i)  If, at any time beginning on the
               ----------------------
one-year anniversary of the Closing Date (as defined in the Merger Agreement) and ending on the ten-year anniversary of such Closing Date (or at any time following the Closing Date with respect to a Registration Statement that has been initially filed (as distinct from an amendment to a previously filed Registration Statement) following the Closing Date that meets the requirements of Section 3(c)(ii) hereof), the Company proposes to prepare and file one or more registration statements or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form) (for purposes of this Section, collectively, the "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty
(30) business days prior to the filing of each such Registration Statement, to the Holders. Upon the written request of any Holder (a "Requesting Holder"), made within twenty (20) business days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holder provided, however, that if, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), will exceed the maximum amount of the Company's securities which can be marketed (A) at a price reasonably related to their then current market value, or (B) without otherwise materially adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the Registrable Securities which it has been requested to register in the manner set forth in clause (ii) below.

                    (ii) If securities are proposed to be offered for sale pursuant to such Registration Statement by other security holders of the Company and the total number of securities to be offered by the Requesting Holder and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above) the aggregate number of Registrable Securities to be offered by the Requesting Holder pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Requesting Holder) as the original number of Registrable Securities proposed to be sold by the Requesting Holder bears to the total original number of securities proposed to be offered by the Requesting Holder and the other selling security holders.

                    (iii) If any Registrable Securities requested to be included in a Piggyback Registration are not so included because of the operation of the proviso of the first paragraph of this Section 2(b), then the holders of such excluded Registrable Securities shall have the right to require the Company, at its expense, to prepare and file another Registration Statement under the Act covering such Registrable Securities, provided that, if the underwriter so requests, such Registrable Securities shall not be sold until the expiration of 90 days from the effective date of the offering that gave rise to the piggyback registration rights that are the subject of this Section 2(b).

                    (iv) Notwithstanding the provisions of this Section 2(b), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 2(b) (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

          (c) The Company will not file any registration statement under the Securities Act, unless it shall first have given to each Holder, at least 30 days prior written notice thereof. If any such registration statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right within such 30 day period to require (i) the insertion therein of language, in form and substance satisfactory to such Holder to the effect that the holding by the Holder of such securities does not necessarily make the Holder a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Holder of the investment quality of the Company's debt or equity securities covered thereby and that the Holder will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to the Holder. If such Holder does not respond within such 30 day period, the Company may proceed with the filing.

          (d) From and after the Closing Date, the Company shall only enter into an agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that are superior to the registration rights granted hereunder if the Holders' respective position following such grant is no less favorable than that of the officers, directors and beneficial owners of more than 5% of the outstanding securities of the Company.

     3.   Registration Procedures.
          -----------------------

          (a) If the Company is required to effect the registration of the Registrable Securities under the Securities Act as provided in Section 2, the Company shall, as expeditiously as possible (and in all events subject to Section 2):

               (i) prepare and file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter cause such registration statement to become and remain effective, provided, however, before filing a
                                          --------- -------
registration statement or prospectus or any amendments or supplements thereto with the Commission, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement ("Holders' Counsel") copies of all such documents proposed to be filed which documents will be subject to the review and comment of such counsel and holders (which shall be provided in a timely manner);


               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the sooner of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by each Holder set forth in such registration statement or (ii) six months from the date of effectiveness of the registration statement;

               (iii) furnish to each Holder (or underwriter, if any, of the securities being sold by such Holder) such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as, such Holder (and each such underwriter, if any) may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

               (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Holder (and any underwriter of the Registrable Securities being sold) shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be necessary or advisable to enable such Holder (and underwriter, if any) to consummate the disposition in such jurisdictions of the Registrable Securities except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

               (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each Holder to consummate the disposition of such Registrable Securities;

               (vi) notify each Holder and Holders' Counsel (and the managing underwriter or underwriters, if any) promptly and confirm such advice in writing promptly thereafter:

                       (A) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                       (B) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

                       (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

                       (D) if at any time the representations and warranties of the Company cease to be true and correct;

                       (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

               (vii) notify each Holder and Holders' Counsel, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any Holder promptly prepare and furnish to such Holder (and each underwriter, if any) a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

               (viii) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

               (ix) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission and will furnish to each Holder at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

               (x) make available for inspection by any Holder, any underwriter participating in any disposition pursuant to the registration statement and any attorney or accountant retained by such Holder or such underwriter (each, an "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company (the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration in order to permit a reasonable investigation within the meaning of Section 11 of the Securities Act;

               (xi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

               (xii) enter into such agreements and take such other actions as any Holder shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

               (xiii) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed; and

               (xiv) use its best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration statement.

          (b) Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision
(vii) of this Section, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this Section.

          (c) Notwithstanding anything to the contrary in this Agreement, the Holders covenant and agree that in the event of a private or public offering of Common Stock, the Holders shall be subject to the same restrictions on transferability or lock-up of shares of Common Stock as the underwriter of any such offering or any executive officer of the Company shall require of the executive officers of the Company. In addition, each Holder agrees that for a period beginning on the Closing Date (as defined in the Merger Agreement) and ending one (1) year therefrom, he will not, directly or indirectly, (a) sell, offer to sell, contract to sell, grant any option to sell, any shares of Common Stock received hereunder or securities convertible into or exchangeable for shares of Common Stock; (b) propose, or publicly disclose an intent to propose, any of the foregoing; or (c) assist or advise any other persons or entities in connection with the foregoing. Notwithstanding the above, this prohibition shall not apply to (i) private sales by the estate of any Holder upon the death of a Holder but only to the extent of estate tax liability related to the transfer of the shares upon the death of the Holder, and (ii) sales upon the exercise of piggy-back registration rights, if and only if, current shareholders of the Company other than John Gillespie, who are officers of directors of the Company, participate in any such public offering, subject to the restrictions included herein. In addition, in no event shall any Holder have any demand, piggy-back or other registration rights hereunder in connection with the filing of a registration statement or any amendments thereto relating to the registration of any securities of the Company that is initially filed with the Commission prior to the Closing Date.

          4.   Indemnification by the Company.
               -------------------------------

               (a)  General Rights.
                    --------------

                    (i) In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to, indemnify and hold harmless in the case of any registration statement of the Company, the Holders and any underwriter including the respective directors, officers, agents and controlling persons (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), if any, of each Holder and such underwriters against any losses, claims, damages, liabilities or expense, joint or several, to which the Holder (or any underwriter) or any such director, officer, agent or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each Holder (or any underwriter) and each such director, officer, agent and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding, provided that the Company shall
                                                -------- ----
not be liable in such case to the extent that any such loss, claim, damage, liability or action or proceeding in respect thereof or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement exclusively in reliance upon and in conformity with information furnished to the Company through an instrument duly executed by each Holder, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder (or underwriter, if any) or any such director, officer, agent or controlling person and shall survive the transfer of such securities by such Holder.

                    (ii) Each Holder jointly and severally will, and hereby does agree to indemnify and hold harmless the Company and the directors, officers, agents and controlling persons, if any, of the Company against any losses, claims, damages, liabilities or expense to which the Company and the directors, officers, agents and controlling persons, if any, of the Company may become subject under the Securities Act insofar as such losses, claims, damages, liabilities or expense arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the

Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such loss, claim, damage, liability or expense occurs in exclusive reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided that such Holder shall be liable under this paragraph for only that amount of losses, claims, damages, liabilities or expense as does not exceed the proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, agent or controlling person.

               (b) Notices of Claims, etc.  Promptly after receipt by an
                   ----------------------
indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice
             -------- ----
as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section, except to the extent that the indemnifying party is actually prejudiced in a material manner by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

               (c) Other Indemnification.  Indemnification similar to that
                   ---------------------
specified in the preceding subdivisions of this Section (with appropriate modifications) shall be given by the Company and the Holders with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

               (d) Indemnification Payments.  The indemnification required by
                   ------------------------
this Section shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

               (e)  Contribution.  If the indemnification provided for in the
                    ------------
preceding subdivisions of this Section is unavailable to an indemnified party in respect of any loss, claim, damage, liability or expense referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Holders or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by any Holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution
                                    -------- ----
agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section and in no event shall the obligation of any indemnifying party to contribute under this subdivision (e) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or (b) of this Section had been available under the circumstances. Notwithstanding the provisions of this subdivision (e), neither the Holders nor the underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered by the public exceeds, in either such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          5.   Miscellaneous.
               -------------

               (a)  No Inconsistent Agreements.  The Company will not hereafter
                    --------------------------
enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

               (b)  Adjustments Affecting Registrable Securities.  The Company
                    --------------------------------------------
will not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the Holders to include Registrable Securities in a registration statement undertaken pursuant to this Agreement or which would adversely affect the ability of the Holders to sell such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

               (c)  Amendments and Waivers.  Except as otherwise provided
                    ----------------------
herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company has obtained the written consent of the Holders.

               (d)  Successors and Assigns.  This Agreement may not be assigned
                    ----------------------
by the Holders. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

               (e)  Jurisdiction and Governing Law.  The Company and the
                    ------------------------------
Holders each hereby consent to personal jurisdiction in any action brought with respect to this Agreement and the transactions contemplated hereunder in any federal or state court within the State of New York. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to conflicts of law principles thereof.

               (f)  Construction.  Section headings of this Agreement are for
                    ------------
reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

               (g)  Severability.  In the event that any provision hereof
                    ------------
would, under applicable law, be invalid or enforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

               (h)  Joint Agreement.  The provisions of this Agreement and each
                    ---------------
document delivered pursuant hereto shall be deemed to be the joint effort of each of the parties hereto and shall not be construed more severely or strictly against any one or more parties.

               (i)  Notices.  Except as otherwise provided in this Agreement,
                    -------
all notices, requests and other communications shall be in writing and shall be given to the Holder addressed to it in the manner set forth in the Merger Agreement or at such other address as any Holder shall have furnished to the Company in writing, and to the Company, to the attention of its Chief Executive Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Holders. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified above, provided that any such notice, request or communication shall not be effective
--------
until received.

               (j)  Counterparts.  This Agreement may be executed
                    ------------
simultaneously in counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

               (k)  Underwriter Holdback.  The Holders agree that if the Company
                    --------------------
proposes to offer securities pursuant to a Registration Statement under the Securities Act pursuant to a firm commitment underwritten public offering, then the Holders will, if requested by the Underwriter of such proposed public offering, enter into such agreement that may be requested, agreeing not to sell, pledge, hypothecate or otherwise dispose of any Registrable Securities for the same period of time that is requested of officers, directors and principal stockholders of the Company.

               (1)  Specific Performance.  The parties hereto acknowledge that
                    --------------------
there would be no adequate remedy at law if any party fails to perform any of its other obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction. Any remedy hereunder is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

               (m)  Entire Agreement.  This Agreement embodies the entire
                    ----------------
agreement between the parties and understanding between the Company and the Holders relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              PERFICIENT, INC.

                              By: ________________________________
                              Name:  John T. McDonald
                              Title: Chief Executive Officer



                              ------------------------------------
                              Sam Fatigato, individually



                              ------------------------------------
                              Eric Simone, individually



                              ------------------------------------
                              Robert A. Anderson, individually


                              ------------------------------------
                              Joseph Klewicki, individually



                              ------------------------------------
                              Fred Graichen, individually



                              ------------------------------------
                              Courtney Spooner, individually



                              ------------------------------------
                              Andrew Sweet, individually

                              ------------------------------------
                              John Jenkins, individually



                              ------------------------------------
                              Matthew Clark, individually